NOTE EXTENSION AND AMENDMENT AGREEMENT

THIS AGREEMENT made effective as of the 31st day of July, 2012.

AMONG:

GENOIL INC., a body corporate incorporated under the laws of Canada (the "**Corporation**")

- and -

LIFSCHULTZ ENTERPRISES CO., LLC, a body corporate incorporated under the laws of the State of New York ("**Enterprises**")

- and -

SIDNEY B. LIFSCHULTZ 1992 FAMILY TRUST, a trust formed under the laws of the State of New York ("**Family Trust**")

- and -

DAVID K. LIFSCHULTZ, an individual residing in the State of New York ("**DL**")

- and -

BRUCE ABBOTT, an individual residing in the State of New York ("**BA**")

WHEREAS:

A. the Corporation has borrowed an aggregate principal amount of $1,227,355.84 evidenced by convertible promissory notes (as amended, extended or otherwise modified as of October 6, 2009 and as of November 2010, the "**Notes**") with each of Enterprises, Family Trust, DL and BA (collectively, the "**Lenders**");

B. the Notes have accrued an aggregate interest amount of $508,093.57 from their date of issue on October 6, 2008 to their stated maturity date of October 6, 2011;

C. the Corporation desires to extend the maturity date of the Notes until **October 6, 2013**; and

D. the Lenders have agreed to extend the maturity date of the Notes subject to the amendments referred to herein and the receipt of all necessary regulatory and stock exchange approvals and the approval of the Corporation's board of directors.

WHEREBY IT IS AGREED as follows:

1. Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Notes.

2. The Maturity Date of the Notes (including the right to any interest accrued thereon) shall be extended from October 6, 2011 to October 6, 2013. Notwithstanding the foregoing, if the principal amount and interest accrued thereon has not been paid and satisfied in full on the Maturity Date, as amended by this agreement, interest shall continue to accrue in accordance with the terms of the Notes, as amended.

3. The Conversion Price under the Notes shall be reduced from $0.27 per Common Share to $0.10 per Common Share.

4. In the event that any amounts owing by the Corporation under the Notes remain outstanding (including any interest accrued thereon) at the Maturity Date, as amended by this agreement, the Notes shall remain convertible in respect of such unpaid amounts at the election of either the Corporation or each Lender at the Conversion Price set out in Section 3 above for such period of time up until the date upon which all such amounts are paid and satisfied in full or unless otherwise agreed to by written instrument by the parties hereto.

5. All past or present Defaults and Events of Default of the Corporation under the terms of the Notes that have occurred or that are occurring up to the date hereof and the consequences of such Defaults and Events of Default are hereby waived in their entirety.

6. As general and continuing security for the due performance and payment of any and all of its obligations under the Notes, the Corporation hereby creates a security interest (the "**Security Interest**") in, and grants, assigns, conveys, mortgages and charges as and by way of a fixed and floating charge over, to and in favour of each of the Lenders, all of the Corporation's undertaking, property, rights and assets of every nature and kind, real or personal, moveable or immoveable, whether now owned or hereafter acquired and at any time and from time to time existing or in which the Corporation has or acquires an interest, wherever situate, together with all increases, additions and accessions thereto, all substitutions and replacements thereof and all proceeds thereof including proceeds received under insurance policies (collectively, the "**Security**"). In connection with the foregoing grant of Security Interests in the Security:

   a. Notwithstanding anything to the contrary contained herein, the Security shall not extend, include or apply to the last day of any term reserved by any real property lease, written or unwritten, or any agreement to lease real property now held or hereafter acquired by the Corporation, but should a Lender enforce its Security Interest, the Corporation shall thereafter stand possessed of such last day and shall hold it in trust to assign the same to any person acquiring such term in the course of the enforcement of such Security Interest.

   b. Notwithstanding anything to the contrary contained herein, the Security shall not extend, include or apply to any agreement, right, franchise, license or permit ("**Contractual Rights**") to which the Corporation is a party or of which the Corporation has a benefit to the extent that the creation of the Security Interest herein would constitute a breach of the terms of, or permit any person to terminate, such Contractual Rights, but the Corporation shall hold its interest therein in trust for the Lenders and shall assign such Contractual Rights to the Lenders forthwith upon obtaining the consent of all other parties thereto. Upon the request of a Lender, the Corporation shall use its commercially reasonable efforts to obtain any consent required to permit any Contractual Rights to be subjected to the Security Interest.

   c. The Corporation acknowledges that value has been given by the Lenders. The Security Interest shall attach, as to all of the Security, upon the execution by the Corporation of this agreement (or in the case of any future property, upon the date the Corporation has any rights therein).

   d. The Security Interest granted to each Lender shall rank *pari passu* with the Security Interest granted to each other Lender.

   e. The Notes are senior to all other indebtedness and obligations of the Corporation, whether incurred prior to or subsequent to the effective date(s) of the Notes, except for indebtedness arising by operation of law or indebtedness or obligations of the Corporation arising after the effective date(s) of the Notes which the Corporation and the Lenders hereafter from time to time expressly and specifically agree in writing shall constitute indebtedness senior to the Notes. For greater certainty, nothing in this section

shall in any way interfere or affect the right of the Lenders to convert their respective Notes in accordance with the terms of the Notes and this agreement.

f. Until the occurrence of an Event of Default after the date hereof which is continuing, the Corporation may deal with the Security in the ordinary course of business, provided that no action shall be taken which would impair the effectiveness of the Security Interests or the value of the Security.

g. Upon the occurrence of an Event of Default, the Security hereby constituted shall be enforceable by the Lenders upon providing notice to the Corporation ten business days in advance of taking any action to enforce on the Security.

h. Upon full and indefeasible payment by the Corporation to the Lenders of all amounts owed under the Notes, the Security hereby constituted shall no longer be enforceable and the Lenders shall release and discharge the Security hereby constituted and execute and deliver such deeds or other documents as shall be required to release and discharge the Security.

i. The Corporation will, at its sole expense, execute and deliver all such financing statements, schedules, assignments and documents, and do all such further acts and things as may be reasonably required by the Lenders to effectively carry out the intent of this agreement, including without limitation, to perfect, preserve or protect the Security Interest. Each Lender hereby appoints the Corporation as its attorney in fact to execute and file in the name and on behalf of such Lender such financing statements as the Lenders may reasonable request, and such acts of attorney are hereby ratified and confirmed. Such power of attorney is coupled with an interest and irrevocable until the Notes are paid in full.

7. The following text shall be added as Section 2(e) of each Note:

> In no event shall the aggregate "interest" (as defined in section 347 of the *Criminal Code* (Canada) (the "**Criminal Code Section**")) payable to the Noteholder under this Note exceed the effective annual rate of interest lawfully permitted under the Criminal Code Section. Further, if any payment, collection or demand pursuant to this Note in respect of such "interest" is determined to be contrary to the provisions of the Criminal Code Section, such payment, collection or demand shall be deemed to have been made by mutual mistake of the Noteholder and the Corporation and such "interest" shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in the receipt by the Noteholder of interest at a rate not in contravention of the Criminal Code Section.

8. Each reference to "Holder" in each Note shall be deemed to be a reference to "Noteholder".

9. The receipt of all applicable regulatory, stock exchange and board approvals shall be a condition precedent to the effectiveness of the amendments hereunder. If such approvals, as are applicable, are not obtained within 180 days of the date of this agreement the parties hereto agree to use their reasonable commercial efforts to negotiate an alternative arrangement for the repayment or satisfaction of the debt evidenced by the Notes which is acceptable to all parties.

10. This agreement may be executed in any number of counterparts, and by fax or other electronic means, with the same effect as if all parties here had signed the same document in original form. All counterparts and adopting instruments shall be construed together and shall constitute one and the same document.

IN WITNESS WHEREOF the parties hereto have executed this agreement effective as of the day and year first above written.

GENOIL INC.

Per: ______________________________

LIFSCHULTZ ENTERPRISES CO., LLC

Per: ______________________________

SIDNEY B. LIFSCHULTZ 1992 FAMILY TRUST,
By its Trustee

Per: ______________________________

____
Witness

____
David K. Lifschultz

____
Witness

____
Bruce Abbott

IN WITNESS WHEREOF the parties hereto have executed this agreement effective as of the day and year first above written.

GENOIL INC.

Per: ______________________

LIFSCHULTZ ENTERPRISES CO., LLC

Per: ______________________

SIDNEY B. LIFSCHULTZ 1992 FAMILY TRUST,
By its Trustee

Per: ______________________

Mary Ronica Contreras
Witness

David K. Lifschultz

____
Witness

____
Bruce Abbott

LEGAL_CAL:10442131.9
1052880

IN WITNESS WHEREOF the parties hereto have executed this agreement effective as of the day and year first above written.

GENOIL INC.

Per: ______________________

LIFSCHULTZ ENTERPRISES CO., LLC

Per: ______________________

SIDNEY B. LIFSCHULTZ 1992 FAMILY TRUST,
By its Trustee

Per: ______________________

Witness

Bruce Abbott